UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 23, 2015

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction

of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200 Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

Supertel Hospitality, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 23, 2015, Real Estate Strategies L.P. (“RES”), IRSA Inversiones y Representaciones Sociedad Anonima (“IRSA”) and Condor Hospitality Trust, Inc. (the “Company”) executed a written agreement on the rights and obligations agreed to in connection with a potential exchange offer by the Company of common stock for the Series A preferred stock and Series B preferred stock and conversion of Series C convertible preferred stock.

RES has agreed that if the Company achieves an acceptance of a minimum of 80% of the shares of Series A preferred stock and the Series B preferred stock in an exchange offer then RES will convert a minimum of an equivalent percentage of Series C convertible preferred stock into common stock pursuant to the terms of the Series C convertible preferred stock, subject to RES retaining a minimum beneficial ownership of 1,000 shares of Series C convertible preferred stock.

If the Series A preferred stock and Series B preferred stock are each exchanged at 80% or above, but at different percentages, the percent of conversion of the Series C convertible preferred stock above 80% will be the weighted average (based on liquidation value) of the difference in the exchanged percentages of the Series A preferred stock and Series B preferred stock.

RES has also agreed that accrued and unpaid dividends, and compounded interest, prorated to September 15, 2015 on shares Series C convertible preferred stock that are converted into common stock, will be waived and RES will receive in connection with the conversion additional shares of common stock equal to the accrued and unpaid dividends and compounded interest at a value per share of common stock equal to $2.3254, the same per share value to be used in the exchange offer.

The Company will issue shares of common stock to the tendering holders of Series A preferred stock and Series B preferred stock in the exchange offer in an amount intended to represent a 10% premium above the liquidation value of the shares. The Company will not issue shares to RES in connection with the conversion of the Series C convertible preferred stock as a premium except in the event the shares of common stock trade lower than $2.00 per share just prior to the end of the exchange offer period.

In the event the weighted average trading price per share of the common stock for the three trading days immediately preceding the last trading day of the period of the exchange offer is below $2.00, then in addition to the shares of common stock issued on conversion of the Series C convertible preferred stock and in connection with the unpaid dividends thereon, the Company will, if approved by the Company’s board of directors, issue additional shares common stock to RES in connection with the conversion equal to 10% of the liquidation value of the shares of Series C convertible preferred stock so converted, with the shares of common stock valued at $2.3254 per share, the per share value of the common stock to be used in the exchange offer.

The agreement is conditional on completion of an exchange offer as described above and also provides:

•	the Company Charter will, subject to shareholder approval, be amended to:

•	remove the limitation on RES owning more than 34% of the issued and outstanding voting stock;

•	remove the requirement to redeem the Series B preferred stock if a person or group owns more than 35% of the voting stock of the Company; and

•	authorize issuance of non-voting common stock;

•	RES receives a mix of voting and non-voting common stock such that its voting power does not exceed 49% to otherwise avoid consolidation of the Company’s financial results on IRSA’s consolidated financial statements;

•	the non-voting common stock will be convertible at RES’s option into voting common provided the conversion would not result in RES having more than 49% of the voting control of the Company;

•	one RES designated director will be appointed to all current and future committees of the board of directors (as is currently required for the nominating committee);

•	that as long as RES has the right to designate two or more directors to the Company board of directors:

•	the affirmative vote of the board members designated by RES will be required as part of the vote of the Company board of directors approving an exemption under Article IX, Section 7 of the Company’s Charter from the 9.9% “Ownership Limitation” set forth therein, or otherwise such exemption shall not be approved; and

•	director nominees nominated by the nominating committee of the Company board of directors will require the affirmative vote of the RES designated director on the committee;

•	with respect to warrants issued to RES in its original $30 million investment in the Company in February 2012, the termination date of January 31, 2017 would be extended, at RES’s option, for 50% of the warrants to January 31, 2018, and 50% of the warrants to January 31, 2019, and remove the beneficial ownership limitation therein of 34%, and permit the warrants to be exercised for common stock or non-voting common stock;

•	eliminate the requirement that RES hold 1,250,000 common shares to exercise its pro rata preemptive rights in share offerings, with the term of the preemptive rights extended from January 31, 2018 to January 31, 2020; and

•	preserve in a contract the current rights in Section 7(c) of Series C convertible preferred stock that as long as RES has the right to appoint two or more directors then RES and/or IRSA consent is necessary for (a) company merger, liquidation or sale, (b) offerings of 20% or more of common or voting stock and (c) related party transactions in excess of $120,000.

Certain of the above matters are subject to shareholder approval, to be sought at a special meeting. The agreement is void and of no effect unless the requisite shareholder approvals are received and the exchange offer is completed and the required percentage of Series C convertible preferred stock is converted into common stock. A copy of the agreement is included with this Form 8-K as Exhibit 1.01 and incorporated by this reference.

Item 8.01. Other Events.

The exchange offer has not commenced, however, when commenced the Company will offer up to an aggregate of 11,664,615 shares of common stock for the Series A preferred stock and the Series B preferred stock at a designated value of $2.3254 per share of common stock.

The share value of the common stock is equal to the average weighted sale prices of the common stock for the three trading days preceding July 15, 2015, the date the Company announced agreements to purchase three new hotels.

5.38 shares of common stock is anticipated to be offered for each share of Series A preferred stock, representing, at the $2.3254 per share value of the common stock — a value of $12.502 for each share of Series A preferred stock, an amount equal to the $10 liquidation value, a 10% premium and the accrued and unpaid dividends prorated to September 15, 2015.

13.71 shares of common stock is anticipated to be offered for each share of Series B preferred stock, representing, at the $2.3254 per share value of the common stock — a value of $31.875 for each share of Series B preferred stock, an amount equal to the $25 liquidation value, a 10% premium and the accrued and unpaid dividends plus compounded interest prorated to September 15, 2015.

A condition to the acceptance of the exchange offer will be that holders of Series A preferred stock and Series B preferred stock accepting the exchange offer will waive their rights to unpaid dividends.

The Company anticipates requiring a minimum condition of acceptance of 80% by the holders of the outstanding shares of Series A preferred stock and the Series B preferred stock. Pursuant to such a condition, for the Company to be required to accept any shares in the exchange offer, 80% of each of the Series A preferred stock and the Series B preferred stock would have to surrendered for exchange.

The approval of the shareholders on various matters related to the exchange offer will be sought at a special meeting of shareholders to be called by the Company.

The Company will rely on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the exchange offer from the registration requirements of the Securities Act. The Company will also rely on Sections 18(b)(1)(A) and 18(b)(4)(C) of the Securities Act to exempt the exchange offer from the registration and qualification requirements of state securities laws. The Company will have no contract, arrangement or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent or any other person for soliciting tenders in the exchange offer. Company regular employees may solicit tenders and will answer inquiries concerning the exchange offer. These employees will not receive additional compensation for these services.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Agreement dated as of July 23, 2015 between Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima and Condor Hospitality Trust, Inc.

Important Information

The exchange offer for the outstanding shares of Series A preferred stock and Series B preferred stock has not yet commenced. The communication by this filing is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the issuer tender offer materials that the Company will file with the Securities and Exchange Commission (“SEC”) upon commencement of the exchange offer. At the time the exchange offer is commenced, the Company will file issuer tender offer materials on Schedule TO with the SEC with respect to the exchange offer. The exchange offer materials (including an Offer to Exchange, a related Letter of Transmittal and any other required tender offer documents) will contain important information. Holders of shares of Series A preferred stock and Series B preferred stock are urged to read these documents when they become available because they will contain important information they should consider before making any decision regarding tendering their securities. The Offer to Exchange, the related Letter of Transmittal and certain other tender offer documents will be made available to all holders of shares of Series A preferred stock and Series B preferred stock at no expense to them. The exchange offer materials will be made available for free at the SEC’s website at www.sec.gov. Additional copies, when available, will be available for free at the Company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 309 North Fifth Street, Norfolk, NE 68701.

In connection with the special meeting of shareholders, the Company will file a proxy statement with the SEC. Investors and security holders are urged to read the proxy statement and other relevant documents filed with the SEC, when they become available, because they will contain important information about the proposed transaction.

Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. Additional copies, when available, will be available for free at the Company’s website at www.condorhospitality.com or by contacting Investor Relations, Condor Hospitality Trust, Inc., 309 North Fifth Street, Norfolk, NE 68701.

Participants

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the special meeting. Information regarding the officers and directors of the Company is available in the Company’s definitive proxy statement for the annual meeting held on June 10, 2015 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

Forward Looking Statement

Certain matters within this Current Report on Form 8-K and the furnished exhibit are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These risks are discussed in the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: July 23, 2015	By:	/s/ J. William Blackham
		Name:	J. William Blackham
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement dated as of July 23, 2015 between Real Estate Strategies L.P., IRSA Inversiones y Representaciones Sociedad Anonima and Condor Hospitality Trust, Inc.